UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2011
VICOR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51475	20-2903491

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Corporate Blvd., N.W., Suite 123 Boca Raton, Florida	33431

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (561) 995-7313
NONE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 — Amendments to By-Laws
The Company’s Bylaws were amended and restated effective May 13, 2011, to effect the changes described below. The amended and restated By-Laws are attached hereto as Exhibit 3.01. Article I, Section 2 was amended to refer to the certificate of incorporation which allows a special meeting to be called by stockholders owning 2/3 of the Company’s outstanding shares. Article I, Section 7 and Article II, Section 5 were amended to change the procedure for bringing up new business at a stockholders meeting and the nomination procedure for directors in conformity with Delaware law. Article II, Section 3 was amended to provide the commencement date for each of the three classes of directors (which had previously been omitted). Article II, Section 14 was amended to clarify the procedure for fixing compensation of directors and allows for employee/directors to receive compensation for their services on the Board. Article II, Section 15 was added to authorize the establishment of a lead independent director. Article III, Section 1 was amended to provide additional details about the committees and conform to Company structure.
Article IV, Section 1 was amended to expressly refer to the Chief Financial Officer and Chief Accounting Officer as officers of the Company. Article IV, Section 2 was amended for clarification purposes to expressly provide that the CEO can appoint officers other than those specified in the Bylaws, who are appointed by directors. Article IV, Section 7 was amended to harmonize this provision with Article IV, Section 1 and Company policy/organization in permitting in the Board’s discretion one person to hold more than one office. Article IV, Section 8 was amended to allow for explicit Board of Director control over the Company and executive officers. Article IV, Section 9 and 10 were amended to conform to the Company’s organizational structure. Article IV, Section 13 was amended to provide additional flexibility to the Company in securing officers’ bonds or other security. Article IV, Section 14 was amended to give the Board authority over compensation for designated officers and allows the CEO discretion with respect to other non designated officers.
Article V, Section 1-3 were amended to provide for uncertificated shares and issuance of shares in book-entry (uncertificated) form. Article IV, Section 7 was amended to provide greater flexibility to the Company with respect to lost, stolen or destroyed stock certificates. Article VI, Sections 1 - 4 were amended to clarify the officers that are authorized to take actions on behalf of the Company with respect to contracts, loan, bank accounts and deposit and conforms to Company policy. Article VII, Section 4 was amended to increase the indemnification ability of the Company. Article VIII, Section 2 and Section 5 were amended to permit the CEO, in addition to the Board, to establish offices for the Company within or outside of Delaware, as the business of the Company may require and to vote securities in any other corporation held by the Company. Article VIII, Section 8 was added to replace former Section 6 and provide statutory rights to inspection coextensive with Delaware law.
The foregoing summary of these amendments is qualified in its entirety by reference to the text of the Company’s bylaws, as amended and restated, which are attached hereto as Exhibit 3.01 and are incorporated herein by this reference.
Item 8.01 — Other Events
In December 2010 the Plaintiffs in the derivative suit (which was filed on April 11, 2011) Craig Hudson, Mark Woods and Edward Weismeier vs. David H. Fater, et. al. (Circuit Court, Palm Beach County — Case No. 50-2011CA005338) alleged that Mr. Fater, the Company’s CEO, had engaged in certain improper conduct which required the Company’s Board of Directors to terminate him for cause. The Board formed a special committee consisting of the four independent directors (the “Special Committee”) to investigate these allegations. In January 2011, these Plaintiffs asserted additional allegations of improper conduct in support of their demand for the termination of Mr. Fater’s employment for cause. In January 2011, the Special Committee hired Richard E. Brodsky, Esq., as independent counsel and began its investigation of alleged improper issuances of securities, unauthorized transactions, personal use of Company assets, improprieties in the relationship between the Company and ALDA & Associates International, Inc. (“ALDA”), a private company that Mr. Fater controls, and improprieties concerning the shareholder vote at the Annual Meeting in November 2010. The investigation included the review of certain books and records of the Company, including board and committee minutes, corporate consents, agreements, records of stock, notes, warrants and options issuances, certain SEC filings, accounting records of the Company, documents related to the 2010 Annual Stockholder Meeting, press releases and Board meeting materials, as well as certain financial books and records of ALDA and interviews and discussions with members of the Board, management and others. Independent counsel was assisted by Andrew Kaplan, CPA, an independent forensic accountant. The investigation was concluded by the end of April 2011.
On May 12 and 13, 2011 the Board of Directors considered the report of the Special Committee (the “Report”). The Report described the investigation, set forth findings and concluded (i) that there was no basis under Delaware law for directors to remove another director and (ii) that there was no basis to terminate Mr. Fater for cause as an officer under his employment agreement because there was no evidence of either willful gross neglect or willful gross misconduct on the part of Mr. Fater.
The Board of Directors also took action as a result of certain recommendations made by the Special Committee. These actions included:
1.	Adopting the Charter for the existing Nominating and Corporate Governance Committee;

2.	Separating the position of Chairman and Chief Executive Officer and Appointing James E. Skinner, Ph.D., as Interim Chairman of the Board of Directors;

3.	Adopting Amended and Restated By-Laws which, among other things provides for the establishment of a Lead Independent Director and further conforming its provisions to the structure and organization of the Company;

4.	Establishing the position of Lead Independent Director with the following authority:
Provide leadership to the Board of Directors;

Chair Board meetings in the absence of the Chairman;

Organize and set the agenda for and lead executive sessions of the non-employee directors without the attendance of management;

Serve as a liaison between the Chief Executive Officer, the Chairman and the independent directors;

Consult with the Chief Executive Officer, the Chairman and the Secretary of the Company to approve the agenda for each Board meeting and the information that shall be provided to the directors for each scheduled meeting;

Approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

Meet with the Chief Executive Officer and the Chairman between Board meetings as appropriate in order to facilitate Board meetings and discussions;

Have the authority to call meetings of the independent directors; and

Be available for consultation and direct communication with major stockholders.
5.	Appointing Frank B. Wheeler the Lead Independent Director for a term of one year; and

6.	Providing the Board greater oversight and authority by revising the Commitment Authority which had previously established transaction limits for the President and Chief Executive Officer as well as management.

In addition, the Nominating and Corporate Governance Committee met and appointed Frank B. Wheeler as its Chairman.
Item 9.01(d) — Exhibits
3.01	Amended and Restated By-Laws

99.1	Nominating and Corporate Governance Committee Charter
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR TECHNOLOGIES, INC.
Date: May 19, 2011	By:	/s/ David H. Fater
David H. Fater
President and Chief Executive and Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3. 01	Amended and restated by-laws of Vicor Technologies, Inc.

99.1	Nominating and Corporate Governance Committee Charter of the Board of Directors